EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS

                                                        Three months ended
                                                           September 30,
                                                   -----------------------------
                                                      1999               1998
                                                   ----------         ----------

Net  Income                                        $  673,000         $  606,000
                                                   ==========         ==========
Average shares outstanding                          2,122,658          2,352,696
                                                   ==========         ==========
Basic earnings per share                           $     0.32         $     0.26
                                                   ==========         ==========

Net Income                                         $  673,000         $  606,000
                                                   ==========         ==========
Average shares outstanding                          2,122,658          2,352,696
Net effect of dilutive stock options                    2,656               --
                                                   ----------         ----------
Total shares outstanding                            2,125,314          2,352,696
                                                   ==========         ==========
Diluted earnings per share                         $     0.32         $     0.26
                                                   ==========         ==========

                                                         Six months ended
                                                           September 30,
                                                   -----------------------------
                                                      1999               1998
                                                   ----------         ----------

Net  Income                                        $1,257,000         $1,120,000
                                                   ==========         ==========
Average shares outstanding                          2,150,171          2,352,696
                                                   ==========         ==========
Basic earnings per share                           $     0.58         $     0.48
                                                   ==========         ==========

Net Income                                         $1,257,000         $1,120,000
                                                   ==========         ==========
Average shares outstanding                          2,150,171          2,352,696
Net effect of dilutive stock options                   11,145               --
                                                   ----------         ----------
Total shares outstanding                            2,161,316          2,352,696
                                                   ==========         ==========
Diluted earnings per share                         $     0.58         $     0.48
                                                   ==========         ==========

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